UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2018 (September 20, 2018)

Western Asset Mortgage Capital Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-35543	27-0298092
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

385 East Colorado Boulevard	91101
Pasadena, California	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(626) 844-9400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On September 20, 2018, Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Western Asset Management Company, LLC, a California limited liability company and the manager of the Company, and Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), with respect to (i) the issuance and sale by the Company of 6,500,000 shares of the Company’s common stock to the Underwriters and (ii) the grant by the Company to the Underwriters of an option to purchase all or part of 975,000 additional shares of the Company’s common stock.
The net proceeds to the Company from the offering are expected to be approximately $67.8 million (or approximately $78.0 million if the Underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offering to opportunistically invest in its target assets in accordance with its investment guidelines.
The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain specified types of liabilities and customary contribution provisions in respect of those liabilities. In the ordinary course of business, the Underwriters or their respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses.
The offer and sale of the common stock were made pursuant to a preliminary prospectus supplement and final prospectus supplement related to a registration statement on Form S-3 (File No. 333-216496) under the Securities Act of 1933, as amended, each of which has been filed with the Securities and Exchange Commission.
A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. The legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the validity of the common stock being sold in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated September 20, 2018, by and among Western Asset Mortgage Capital Corporation, Western Asset Management Company, LLC and Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated September 25, 2018

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 25, 2018	By: /s/ Adam C. E. Wright Name: Adam C. E. Wright Title: Assistant Secretary